UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2015

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the "Company") was held on May 28, 2015 (the "Annual Meeting"). A total of 52,760,801 shares of common stock were represented in person or by proxy, for 93.5 percent of the 56,436,026 shares of common stock outstanding on March 31, 2015, the record date. The final voting results of the three proposals presented to the Company’s stockholders at the Annual Meeting were as follows:

(i)	the election of the eight director nominees:

Name	For	Against	Abstain	Broker Non-Vote
Alessandro DiNello	44,657,270	3,102,050	3,149	4,998,332
Jay J. Hansen	45,366,681	2,389,490	6,298	4,998,332
John D. Lewis	47,364,563	392,996	4,910	4,998,332
David J. Matlin	38,844,553	8,912,902	5,014	4,998,332
Bruce E. Nyberg	43,935,262	3,822,239	4,968	4,998,332
James A. Ovenden	45,675,570	2,080,798	6,101	4,998,332
Peter Schoels	41,995,799	5,760,454	6,216	4,998,332
David L. Treadwell	47,379,319	377,275	5,875	4,998,332

(ii)	to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accountants for the year ending December 31, 2015.

For	Against	Abstain	Broker Non-Vote
52,630,205	114,908	15,688	—

(iii)	to approve on an advisory (non-binding) resolution to approve named executive officer compensation:

For	Against	Abstain	Broker Non-Vote
47,520,502	230,495	11,472	4,998,332

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: May 29, 2015	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice-President and Chief Financial Officer